Exhibit 99.7

NOMINEE HOLDER CERTIFICATION
LEXICON PHARMACEUTICALS, INC.
Up to [ ] Shares of Common Stock Issuable Upon the Exercise of Subscription
Rights Distributed to the Record Shareholders of Lexicon Pharmaceuticals, Inc.
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING
ARE SET FORTH IN THE PROSPECTUS OF LEXICON PHARMACEUTICALS, INC.
DATED [ ], 2011 (THE “PROSPECTUS”).
The undersigned, a broker, securities dealer, custodian bank, trust company or other nominee holder (the “Nominee Holder') of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 (“Common Stock”), of Lexicon Pharmaceuticals, Inc. (the “Company”) pursuant to the subscription rights offering described and provided for in the Prospectus (the “Rights Offering”), hereby certifies to the Company and to BNY Mellon Shareowner Services, as subscription agent and information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights to subscribe for and purchase the number of shares of Common Stock specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and Subscription Rights to purchase the number of shares of Common Stock specified below pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner) and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Over-Subscription Privilege, each such beneficial owner's Basic Subscription Privilege has been exercised in full:

Number of Shares Owned on Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Privilege	Number of Shares Subscribed for Pursuant to Over-Subscription Privilege

Print Name of the Nominee Holder:
By:
Print Signer's Name:
Contact Name:
Contact Phone Number:
Depository Trust company Participant Number of the Nominee Holder (if applicable):